Exhibit 99.2

News from

COSTCO WHOLESALE CORPORATION REPORTS SPECIAL

CASH DIVIDEND OF $5.00 PER SHARE

ISSAQUAH, Wash., January 30, 2015—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) announced today that its Board of Directors has declared a special cash dividend on Costco common stock of $5.00 per share, payable February 27, 2015, to shareholders of record as of the close of business on February 9, 2015. The aggregate payment will be approximately $2.2 billion. The special dividend will be funded through existing cash and additional borrowings. It will be in addition to the Company’s regular quarterly cash dividend of $.355 per share that was declared on January 29, 2015.

Richard Galanti, Executive Vice President and Chief Financial Officer, commented: “Today’s announcement of a $5.00 special dividend is our latest step in returning capital to our shareholders while maintaining our conservative capital structure. Our strong balance sheet and favorable access to the credit markets allow us to provide shareholders with this dividend, while also preserving financial and operational flexibility to grow our business globally; and allowing for ongoing dividend and share repurchase activities.”

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (including health care costs), energy and certain commodities, geopolitical conditions, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264